British Columbia Securities Commission

QUARTERLY REPORT

FORM 51-901F

NAME OF ISSUER	FOR QUARTER ENDED	DATE OF REPORT

CAMFLO INTERNATIONAL INC.	September 30, 2003	November 27, 2003

ISSUER ADDRESS:
Suite 704, 938 Howe Street

CITY PROVINCE	POSTAL CODE	ISSUER FAX NO.	ISSUER TELEPHONE NO
Vancouver, British Columbia	V6Z 1N9	(604) 331-4423	(604) 837-9484

CONTACT PERSON	CONTACT’S POSITION	CONTACT TELEPHONE NO.
Alan Crawford	Director	(604) 837-9484
E-MAIL ADDRESS:	WEB SITE ADDRESS
N/A	N/A

CERTIFICATE

The three schedules required to complete this Quarterly Report are attached and the disclosure contained therein has been approved by the Board of Directors.  A copy of this Quarterly Report will be provided to any shareholder who requests it.

DIRECTOR’S SIGNATURE Signed: “Alan Crawford”	DATE SIGNED 03/11/27
DIRECTOR’S SIGNATURE Signed: “Thomas Doyle”	DATE SIGNED 03/11/27

CAMFLO INTERNATIONAL INC.

Balance Sheet

 (Unaudited - Prepared by Management)

ASSETS

	September 30, 2003	December 31, 2002
	$	$
Current assets
Cash	270,925	108,085
Goods and services tax recovery	4,053	10,505
	274,978	118,590
Deferred charges(Note 6)	31,395	38,286
Resource properties (Note 3)	766,730	216,247
Capital assets (Note 2)	5,654	3,578
	1,078,757	376,701

LIABILITIES

Current liabilities
Accounts payable and accrued liabilities	89,602	23,562
Loan payable (Note 5)	101,186	-
	190,788	23,562
Loan payable	-	90,756
Due to related parties	123,079	123,079
Promissory notes payable	105,005	94,172
Convertible debentures	497,296	452,296
	916,168	783,865

SHAREHOLDERS’ EQUITY

Capital stock (Note 4)	1,469,016	1,169,016
Share subscriptions (Note 4)	500,000	-
Deficit	(1,806,427)	(1,576,180)
	162,589	(407,164)
	1,078,757	376,701

On Behalf of the Board

Signed:

“Alan Crawford”

_____________________Director

“Thomas Doyle”

_____________________Director

CAMFLO INTERNATIONAL INC.

Statement of Operations and Deficit

(Unaudited - Prepared by Management)

	3 months		9 Months
	September 30		September 30
	2003	2002	2003	2002
	$	$	$	$
Expenses:
Administrative fees	-	1,465	109	4,465
Amortization of fixed assets	239	275	718	826
Accretion on debentures	-	2,450	-	5,545
Amortization of deferred expenses	2,297	-	6,892	-
Audit and accounting fees	2,000	(1,141)	8,700	1,398
Auto Expense	114	-	114	-
Communications	4,171	-	5,923	-
Consulting fees	15,000	-	45,676	-
Finder’s fee and bonuses	-	-	-	39,000
Foreign exchange	-	360	1,553	360
Interest expense	22,091	30,641	66,266	74,862
Shareholder communications investor relations	(99)	6,066	1,931	7,675
Legal fees	-	3,456	-	30,672
Listing and filing fees	6,319	-	16,669	8,611
Management fees	27,000	15,000	36,000	45,000
Office services and supplies	1,249	6,152	7,595	12,338
Office rent	6,754	-	9,154	-
Travel and accommodation	9,021	190	18,150	5,616
Transfer agent	2,001	2,502	6,030	4,302
	(98,157)	(67,416)	(231,480)	(240,670)
Less: Interest income	691	604	1,233	930
	(97,466)	(66,812)	(230,247)	(239,740)
Extinguishment of debts	-	-	-	-
Loss for the period	(97,466)	(66,812)	(230,247)	(239,740)
Deficit, beginning of period	(1,708,961)	(1,480,087)	(1,576,180)	(1,307,159)
Deficit, end of period	(1,806,427)	(1,546,899)	(1,806,427)	(1,546,899)
Loss per share	$0.01	$0.03	$0.04	$0.10

CAMFLO INTERNATIONAL INC.

Statement of Cash Flows

(Unaudited - Prepared by Management)

	3 Months September 30		6 Months September 30
	2003	2002	2003	2002
	$	$	$	$
CASH PROVIDED BY (USED IN)
Operating Activities:
Loss for the period	(97,466)	(66,812)	(230,247)	(239,740)
Items not requiring Cash:
Accretion on debentures	-	2,450	-	5,545
Amortization of deferred Charges	2,297	-	6,891	-
Amortization of assets	239	275	718	826
Accrued interest	-	14,857	-	33,863
Finder’s fees and bonuses	-	-	-	15,000
	(94,930)	(49,230)	(222,638)	(184,506)
Changes in non-cash working capital Items:
Amounts receivable and prepaid expense	2,072	(1,597)	6,452	11,391
Accounts payable and accrued liabilities	42,611	(55)	66,040	(30,918)
	(50,247)	(50,882)	(150,146)	(210,904)
Financing activities:
Issue of capital stock for cash	300,000	-	300,000	100,000
Share subscriptions	173,000	-	500,000	-
Due to related parties	-	(32,650)		(44,232)
Loans payable	3,477	3,477	10,430	10,430
Convertible debentures	15,000	-	45,000	362,504
Contributed surplus	-	-	-	37,496
Promissory notes	3,611	(46,601)	10,833	(28,287)
	495,088	(75,774)	866,263	437,911
Investing Activities:
Investment in oil and gas interest	(309,562)	4,090	(550,483)	(173,435)
Purchase of office equipment	(294)	-	(2,794)	-
	(309,856)	4,090	(553,277)	(173,435)
Increase (decrease) in cash	134,985	(122,566)	162,840	53,572
Cash, beginning of period	135,940	251,588	108,085	75,450
Cash, end of period	270,925	129,022	270,925	129,022
Supplemental cash flow information
Non-cash financing and investing activities:
Shares issued for finder’s fee	-	-	-	8,000
Shares issued for bonus loan	-	-	-	15,000
Shares issued for oil and gas interest	-	-	-	15,000

CAMFLO INTERNATIONAL INC.

Notes to Financial Statements

September 30, 2003

1.

Basis of Presentation

These unaudited financial statements have been prepared in accordance with the instructions for the preparation of such financial statements contained in the CICA Handbook Section 1751.  Accordingly, certain information and footnote disclosures normally included in financial statements prepared in accordance with generally accepted accounting principles have been condensed or omitted pursuant to such instructions.  These unaudited Financial Statements should be read in conjunction with the Audited Financial Statements and Notes thereto for the fiscal year ended December 31, 2002.

2.

Capital Assets

	Cost	Accumulated Depreciation	Net Value
Computer equipment	$ 5,282	$ 1,797	$ 3,485
Office equipment	5,250	3,375	1,875
Furniture and fixtures	294	-	294
	$ 10,826	$ 5,172	$ 5,654

3.

Resource Properties

a)

By a Farmout Agreement dated March 18, 2003 between the Company and Angel Enterprises Ltd., the Company acquired a 10% working interest in four test wells located in Alberta, Canada, known as the Snipe Lake Project. Consideration was $71,190 representing 10% of the cost to drilling and complete the well.  The interest is subject to a convertible overriding royalty of 15%, which after payout, the royalty will convert to a 5% working interest.  Under the terms of the agreement, the Company was granted an option to participate in further exploration in an additional three contiguous sections on the same terms and conditions of the March 18, 2003 Farmout Agreement.

b)

By a Farmout Agreement dated March 15, 2003 the Company can earn up to a 70% working interest of petroleum and natural gas rights in four sections of land in  known as the Alexander Prospect located in Central Alberta, Canada.  The Agreement provides for two separate phases.  In order for the Company to earn the entire Alexander project, both phases must be completed.  Under the terms of the Agreement and in accordance with the provisions of Phase 1, the Company paid $42,000 of the cost of drilling and completion before payout.  The Agreement is subject to a convertible overriding royalty of 15%, of two re-entry oil wells and two new gas wells.  After payout on the four wells, the convertible overriding royalty will convert to a 35% working interest.  Under the terms of the agreement, the Company was granted an option to participate in further exploration in additional wells on the same sections and three additional contiguous sections.

c)

Prairie River

During the period, the Company entered into an agreement to acquire a 21.5% net working interest in a gas well re-completion on one section of land in the Prairie River area, of Alberta, Canada. Under the terms of the agreement, the company is required to pay 35% of the costs (approximately $56,420) of re-completion for a 21.5% working interest of petroleum and natural gas rights.  The company was granted an option on three sections of adjoining lands by paying 40% of a subsequent seismic program and drilling an additional well at 100% working interest before payout and 49.5 % working interest after payout at the company's election.

c)

Resource Properties are recorded as follows:

Well Description	Working Interest	Balance beginning of the period	Expenditures during the period	Balance end of period

Wimberley #5	20%	$ 216,247	$ 3,643	$ 219,890
Alexander	35%	-	278,419	278,419
Snipe Lake	10%	-	268,421	268,421
		$ 216,247	$ 550,483	$ 766,730

4.

Share Capital

a)

Authorized

unlimited number of common shares without par value

unlimited number of preferred shares without par value

a)

Issued:

	Number of shares	Amount
Balance, beginning of period	3,536,666	$ 1,169,016
Issued during the period for cash	1,000,000	300,000
Balance, end of period	4,536,666	$ 1,469,016

c)

The Company completed a private placement during the period involving the issuance of 1,000,000 units at a price of $0.30 per share.  Each unit consisted of common share and a non-transferable share purchase warrant entitling the investor to purchase an additional common share at a price of $0.30 for a two year period.

d)

During the period the Company received proceeds of $500,000 towards a private placement involving the issuance of 1,666,667 units at a price of $0.30 per unit.  Each unit will consist of one common share and a non-transferable share purchase warrant entitling the investor to purchase an additional common share in the Company at a price of $0.30 exercisable until October 7, 2004. This Placement was completed subsequent to the period.

5.

Loans payable

The loan payable is unsecured, bears interest at 18% per annum and are due on

January 15, 2004.

6.

Deferred Charges

Deferred charges are recorded at cost and represent costs incurred with respect to issuing the convertible debentures.  These costs are amortized over the term of the debentures, 5 years.

Finders fees	$ 27,600
Legal fees	18,343
45,943
Less: accumulated amortization	(14,548)
$ 31,395

7.

Related party transactions

Related party transactions not disclosed elsewhere in these statements are as follows:

a)

During the period the Company paid or made provision for the future payment of the following amounts:

i)

$45,000 for consulting fees to a private company controlled by a director;

ii)

$36,000 for management fees to directors of the company.